                                                                  Exhibit 4.2.3

                        PHIBRO ANIMAL HEALTH CORPORATION

                                       and

                      PHILIPP BROTHERS NETHERLANDS III B.V.

                                   as Issuers

                                       and

                           the GUARANTORS named herein

                                       and

                       HSBC BANK USA, NATIONAL ASSOCIATION

                         as Trustee and Collateral Agent

                           ---------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of March 10, 2005

                                       to

                                    INDENTURE

                          Dated as of October 21, 2003

                          ----------------------------

                                  127,491 Units

                             Each Unit Consisting of
       $809.5238095 principal amount of 13% Senior Secured Notes due 2007 of Phibro Animal Health Corporation
                                       and
                   $190.4761905 principal amount of 13% Senior
                        Secured Notes due 2007 of Philipp
                          Brothers Netherlands III B.V.

     THIRD SUPPLEMENTAL INDENTURE ("Third Supplemental Indenture"), dated as of March 10, 2005, among Phibro Animal Health Corporation (the "U.S. Issuer"), Phillip Brothers Netherlands III B.V. (the "Dutch Issuer" and with the U.S. Issuer, the "Issuers"), each of the Guarantors named herein, as guarantors, and HSBC Bank USA, National Association, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

                              W I T N E S S E T H:

     WHEREAS the Issuers and the Guarantors named therein have heretofore executed and delivered to the Trustee an Indenture, dated as of October 21, 2003, as amended by that certain First Supplemental Indenture dated as of June 25, 2004 and Second Supplemental Indenture, dated as of December 8, 2004 (as such may be amended and supplemented from time to time, the "Indenture"), providing for the issuance of 127,491 Units due 2007 (the "Units"), each Unit consisting of $809.5238095 principal amount of 13% Senior Secured Notes due 2007 issued by Phibro Animal Health Corporation (the "U.S. Notes") and $190.4761905 principal amount of 13% Senior Secured Notes due 2007 issued by Philipp Brothers Netherlands III B.V. (the "Dutch Notes" together, the "Notes"), including the issuance of the Exchange Units; and

     WHEREAS, pursuant to the Registration Rights Agreement, the Issuers filed a Registration Statement on Form S-4 (File No. 333-122063) with the Securities and Exchange Commission (the "Commission") on January 14, 2005 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 thereto as filed with the Commission on February 2, 2005, as amended by Post-Effective Amendment No. 1 thereto as filed with the Commission on February 24, 2005 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the Issuers' offer to exchange (the "Exchange Offer") the aggregate principal amount of the unregistered Initial Units for a like principal amount of Exchange Units, as registered under the Act pursuant to the Registration Statement; and

     WHEREAS, the Registration Statement was declared effective by the Commission on February 4, 2005, and Post-Effective Amendment No. 1 thereto was declared effective by the Commission on March 2, 2005 and, pursuant to the Registration Rights Agreement, the Exchange Offer was consummated on March 10, 2005; and

     WHEREAS, Section 9.01 of the Indenture provides that the Issuers and the Trustee may execute this Third Supplemental Indenture without notice to or the consent of any Holder to provide for issuance of the Exchange Units; and

     WHEREAS, the execution and delivery of this Third Supplemental Indenture and the Exchange Units in the form of Exhibit B to the Indenture and the Domestic, Dutch and Company Guaranties substantially in the form of Exhibits E, F and G to the Indenture, respectively, have been authorized by resolution of the respective Boards of Directors and shareholders of the Issuers and the Guarantors; and

                                       2

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     WHEREAS, the Issuers and the Guarantors authorize the Trustee to cancel the
Initial Units and related Guarantees and to authenticate the Exchange Units and related Guarantees in replacement therefor; and

     WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture and the Exchange Units the valid obligations of the Issuers, and to make this Third Supplemental Indenture and the Guarantees relating to the Exchange Units a valid and binding agreement of each of the Guarantors, have been performed and fulfilled by the applicable parties hereto and the execution and delivery hereof and thereof have been in all respects duly authorized by the applicable parties hereto;

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Units, as follows:

          1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2. Exchange Offer - Initial Units for Exchange Units. Promptly following the execution and delivery of this Third Supplemental Indenture, the Trustee shall, upon the written order of the Issuers, in the form of an Officers' Certificate of the Issuers, authenticate and deliver Exchange Units substantially in the form of Exhibit B to the Indenture in replacement of Initial Units whose Holders have accepted the Exchange Offer and exchanged their Units in accordance therewith, and upon delivery of certificates representing the Initial Units to the Trustee for cancellation, the Trustee shall cancel such Initial Units.

          3. Acceptance by Trustee. The Trustee accepts this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

          4. Supplemental Indenture Part of Indenture; Ratification of Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Third Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

          5. Trustees Makes No Representation. The recitals contained in this Third Supplemental Indenture shall be taken as the statements made solely by the Issuers and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuers and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuers and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

          6. Effective Date. This Third Supplemental Indenture shall become effective upon the execution and delivery hereof by the Issuers, the Guarantors and the Trustee.

          7. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. This Third Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.



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                                       4

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                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date written above.

                                      PHIBRO ANIMAL HEALTH CORPORATION

                                      By: /s/  Richard G. Johnson
                                          -------------------------------------
                                          Name:  Richard G. Johnson
                                          Title: Chief Financial Officer


                                      PHILIPP BROTHERS NETHERLANDS III B.V.

                                      By: /s/  Jack C. Bendheim
                                          -------------------------------------
                                          Name:  Jack C. Bendheim
                                          Title: Managing Director

                                      By: /s/  Joseph M. Katzenstein
                                          -------------------------------------
                                          Name:  Joseph M. Katzenstein
                                          Title: Managing Director


                                      DOMESTIC GUARANTORS:
                                      --------------------
                                      PRINCE AGRIPRODUCTS, INC.
                                      PHIBROCHEM, INC.
                                      PHIBRO ANIMAL HEALTH HOLDINGS, INC.
                                      PHIBRO CHEMICALS, INC.
                                      WESTERN MAGNESIUM CORP.
                                      C P CHEMICALS, INC.
                                      PHIBRO-TECH, INC.
                                      PHIBRO ANIMAL HEALTH U.S., INC.

                                      By: /s/  David C. Storbeck
                                          -------------------------------------
                                          Name:  David C. Storbeck
                                          Title: Vice President


                                      FOREIGN GUARANTOR:
                                      ------------------
                                      PHIBRO ANIMAL HEALTH SA

                                      By: /s/  Jack C. Bendheim
                                          -------------------------------------
                                          Name: Jack C. Bendheim
                                          Title: Managing Director


Accepted and Agreed to:
HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By: /s/  Herawattee Alli
    --------------------------------
    Name:  Herawattee Alli
    Title: Assistant Vice President